Exhibit 99.1

NRG Energy Updates 2026 Guidance and Announces Full Year and Fourth Quarter
2025 Earnings Call

HOUSTON—February 2, 2026—NRG Energy, Inc. (NYSE: NRG) today announced updated 2026 financial guidance following the close of its acquisition of a portfolio of assets from LS Power on January 30, 2026. The updated guidance reflects approximately 11 months of ownership of these assets in 2026.

In connection with this update, NRG is initiating guidance for Adjusted Net Income and Adjusted Earnings Per Share (Adjusted EPS), and updating its previously issued guidance ranges for Adjusted EBITDA and Free Cash Flow before Growth (FCFbG) to incorporate the expected contribution from the acquired portfolio.

The updated 2026 guidance reflects the expected contribution of the acquired assets into the Company's previously communicated 2026 outlook, which remains unchanged. It is also consistent with NRG's long-term financial growth framework.

The Company expects to provide additional detail on its long-term outlook during its Full Year and Fourth Quarter 2025 earnings call.

2026 Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG Guidancea,b

	2026	2026
(In millions, except per share amounts)	Updated Guidance	Updated Guidance Midpoint
Adjusted Net Income	$1,685 - $2,115	$1,900
Adjusted EPS	$7.90 - $9.90	$8.90
Adjusted EBITDA	$5,325 - $5,825	$5,575
FCFbG	$2,800 - $3,300	$3,050

a Adjusted Net Income, Adjusted EPS, Adjusted EBITDA, and FCFbG are non-GAAP financial measures; see Appendix tables A-1 and A-2 for GAAP reconciliations. Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

b Reflects the Company’s previously communicated 2026 outlook, updated to incorporate approximately 11 months of ownership of the portfolio acquired from LS Power. The updated guidance therefore includes approximately 90% of the acquired portfolio’s estimated full-year 2026 contribution.

Fourth Quarter 2025 Financial Results Conference Call

NRG plans to report its Full Year and Fourth Quarter 2025 financial results on Tuesday, February 24, 2026. Management will present the results during a conference call and webcast at 9:00 a.m. EST (8:00 a.m. CST).

The Company will issue a press release regarding the Full Year and Fourth Quarter 2025 financial results prior to the conference call, and it will be available on the NRG website at nrg.com.

The live webcast and presentation materials can be accessed at investors.nrg.com by clicking the “presentations and webcasts” link. A replay of the webcast will be available on the site for those unable to listen in real-time.

About NRG

NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in dependable and competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future. Visit nrg.com for more information, and connect with us on Facebook, Instagram, LinkedIn, and X.

Safe Harbor

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about NRG’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs and escalation of international trade disputes (and inflationary impacts resulting therefrom), risks associated with the integration of the assets acquired from LS Power, including potential disruption to ongoing operations and other transition difficulties, the inability of the combined company to realize expected synergies and benefits of integration (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, customer affordability concerns that may constrain the pricing of the Company’s products and services and limit its ability to recover costs, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of NRG’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its market operations and supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company-wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain retail customers, the ability to successfully integrate businesses of acquired assets or companies, NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in this release and in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted Net Income, Adjusted EPS, Adjusted EBITDA and Free Cash Flow before Growth guidance are estimates as of February 2, 2026. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media

Ann Duhon

NRGMediaRelations@nrg.com

Investors

Brendan Mulhern

609.524.4767

investor.relations@nrg.com

Appendix Table A-1: 2026 Guidance Reconciliations

The following table summarizes the 2026 Guidance calculations of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income:

2026
(In millions, except per share amounts)	Updated Guidance[8,9]
Net Income[1]	$1,325 - $1,755
Interest expense, net	1,195
Income tax expense[2]	490 - 560
Depreciation and amortization[3]	1,955
ARO expense	30
Stock-based compensation	120
Acquisition and divestiture integration and transaction costs	110
Other[4]	100
Adjusted EBITDA	$5,325 - $5,825
Adjusted interest expense, net[5]	(1,195)
Depreciation and amortization[3]	(1,955)
Adjusted Income before income taxes	$2,175 - $2,675
Adjusted income tax expense[6]	(423) - (493)
Adjusted Net Income before Preferred Stock dividends	$1,752 - $2,182
Cumulative dividends attributable to Series A Preferred Stock	(67)
Adjusted Net Income[7]	$1,685 - $2,115
Weighted average number of common shares outstanding - basic	214
Adjusted EPS	$7.90 - $9.90

1 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero

2 Represents anticipated GAAP income tax

3 Estimates for the acquired LS Power assets are provisional and subject to revisions until evaluations are completed to assess the fair value of long-lived assets

4 Includes adjustments for sale of assets, deactivation costs, and other and non-recurring charges

5 Excludes mark-to-market gains/losses on interest hedges

6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits as well as non-recurring tax items, using CAMT rate to accrue tax. Other adjustments are shown on pre-tax basis

7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

8 Items may not sum due to rounding

9 Reflects the Company’s previously communicated 2026 outlook, updated to incorporate approximately 11 months of ownership of the portfolio acquired from LS Power. The updated guidance therefore includes approximately 90% of the acquired portfolio’s estimated full-year 2026 contribution.

Appendix Table A-2: 2026 Guidance Reconciliations

The following table summarizes the calculation of FCFbG providing a reconciliation from Adjusted EBITDA and Cash provided by operating activities:

2026
(In millions)	Updated Guidance[4]
Adjusted EBITDA	$5,325 - $5,825
Interest payments, net[1]	(1,100)
Income tax payments	(70) - (90)
Gross capitalized contract costs	(1,020)
Working capital/other assets and liabilities[2]	(135)
Cash provided by operating activities[3]	$3,000 - $3,480
Acquisition and other costs[2]	110
Adjusted cash provided by operating activities	$3,110 - $3,590
Maintenance capital expenditures	(450) - (480)
Environmental capital expenditures	(10) - (20)
Cost of acquisition	180
Free Cash Flow before Growth Investments (FCFbG)	$2,800 - $3,300

1 Interest payments, net represents Interest expense, net of $(1,195) million on Appendix Table A-1 plus $95 million accrued interest expense not yet paid

2 Working capital/other assets and liabilities includes payments for Acquisition and divestiture integration and transition costs, which is adjusted in Acquisition and other costs, and includes net deferred revenues

3 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities

4 Reflects the Company’s previously communicated 2026 outlook, updated to incorporate approximately 11 months of ownership of the portfolio acquired from LS Power. The updated guidance therefore includes approximately 90% of the acquired portfolio’s estimated full-year 2026 contribution.

Non-GAAP Financial Measures

NRG reports its financial results in accordance with the accounting principles generally accepted in the United States (GAAP) and supplements with certain non-GAAP financial measures. These measures are not recognized in accordance with GAAP and should not be viewed in isolation or as an alternative to GAAP measures of performance. In addition, other companies may calculate non-GAAP financial measures differently than NRG does, limiting their usefulness as a comparative measure.

NRG uses the following non-GAAP measures to provide additional insight into financial performance:

•	Adjusted EBITDA: Defined as net income less interest, taxes, depreciation, and amortization, impact of asset retirement obligation expenses and contract amortization (consisting of amortization of power and fuel contracts and amortization of emission allowances), and as further adjusted for stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, restructuring costs, and other non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments or non-controlling interests. Adjusted EBITDA is intended to facilitate period-to-period comparisons and is widely used by investors for performance assessment.

•	Adjusted Net Income: Defined as net income available to common shareholders excluding the impact of asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances, stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments and non-controlling interests.

•	Adjusted Earnings per Share (EPS): Defined as Adjusted Net Income, divided by the average basic common shares outstanding.

•	Adjusted Cash Provided/(Used) by Operating Activities: Defined as cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, adjustment for change in collateral, and the impact of extraordinary, unusual or non-recurring items.

•	Free Cash Flow before Growth Investments: Defined as Adjusted Cash provided/(used) by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, and adjustments to exclude cost of acquisition related to growth.

Management believes these non-GAAP financial measures are useful to investors and other users of NRG's financial statements in evaluating the Company’s operating performance and growth, as well as the impact of the Company’s capital allocation program. They provide an additional tool to compare business performance across periods and adjust for items that management does not consider indicative of NRG’s future operating performance. Management uses these non-GAAP financial measures to assist in comparing financial performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.